Exhibit- (h)(vii)(c)

THIRD AMENDMENT TO

PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT AMENDMENT is made and entered into as of October     , 2011 by and among The Guardian Insurance and Annuity Company, Inc., Guardian Investor Services LLC, AllianceBernstein L.P. (formerly, Alliance Capital Management L.P.) (“Adviser”) and AllianceBernstein Investments, Inc. (formerly, Alliance Fund Distributors, Inc.) (“Distributor”).

WHEREAS, the parties have entered into a Participation Agreement dated as of May 1, 2002, as amended (the “Agreement”); and

WHEREAS, the parties now desire to amend that Agreement to update the list of separate accounts by including an Amended and Restated Schedule B to the Agreement.

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties hereby amend the Agreement as follows:

Schedule B is replaced in its entirety with “Amended and Restated Schedule B” which is attached to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Participation Agreement Amendment as of the date set forth above.

The Guardian Insurance & Annuity Company, Inc.		AllianceBernstein L.P.

By:	/s/ Douglas Dubitsky	By:	/s/ Emilie D. Wrapp
Name:	Douglas Dubitsky	Name:	Emilie D. Wrapp
Title:	VP	Title:	Assistant Secretary

Guardian Investor Services LLC		AllianceBernstein Investments, Inc.

By:	/s/ John H. Walter	By:	/s/ Stephen J. Laffey
Name:	John H. Walter	Name:	Stephen J. Laffey
Title:	SVP & Controller	Title:	Assistant Vice President

AMENDED AND RESTATED

SCHEDULED

Separate Account A
—Value Guard II Individual and Group Deferred Variable Annuity	811-03323

Separate Account D
—The Guardian Investor Individual Variable Annuity	811-05880

Separate Account E
—The Guardian Investor Retirement Asset Manager	811-08057

Separate Account F
—The Guardian C+C Variable Annuity	811-09905
—The Guardian CXC Variable Annuity	333-148736

Separate Account K
—Park Avenue Life 95	33-83412
—Park Avenue Life 97	333-32101
—PAL Millennium	333-43682

Separate Account M
—VUL97	333-35681

Separate Account N
—Flexible Solutions VUL	333-126483
—Flexible Solutions VUL-Gold Series	333-148736
—Executive Benefits VUL	333-151073
—PAL Millennium Series VUL	333-92475
—PAL Millennium Series SVUL	333-35350
—Executive Benefits VUL II	333-176499
—Executive Benefits Corporate Sponsored VUL II	333-176499
—Executive Benefits Gateway VUL	333-176500

Separate Account S
—The Guardian Investor Income Access Variable Annuity	333-87468

Separate Account R
—The Guardian Investor Asset Builder Variable Annuity	333-109483
—The Guardian Investor Variable Annuity L Series	333-153839
—The Guardian Investor Variable Annuity B Series	333-153840

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